Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF
WASTE SERVICES, INC.

ARTICLE I

NAME

      The name of the corporation is Waste Services, Inc. (hereinafter referred to as the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

      The registered office of the Corporation in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the registered agent in charge thereof shall be The Corporation Trust Company.

ARTICLE III

CORPORATE PURPOSE

      SECTION 3.01.     Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the DGCL, as amended from time to time, and to possess and exercise all of the powers and privileges granted by such law and other law of Delaware.

      SECTION 3.02.     Term. The Corporation is to have perpetual existence.

ARTICLE IV

CAPITALIZATION

      SECTION 4.01.     Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is 505,000,000 shares, divided into two (2) classes consisting of 500,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”) and 5,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

      SECTION 4.02.     Common Stock. The Common Stock shall be subject to the express terms of any series of Preferred Stock.

(a) Voting. Except as may be provided in this Certificate or in a Preferred Stock Certificate of Designation (as defined below), if any, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes as provided by law, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

(b) Dividends. Subject to any other provisions of this Certificate, and to the rights of holders of Preferred Stock, if any, holders of Common Stock shall be entitled to receive ratably on a per share basis such dividends and other distributions in cash, stock or property of the Corporation as may be declared by the Board of Directors (the “Board”) of the Corporation from time to time out of the assets or funds of the Corporation legally available therefor.

(c) Distribution of Assets. Subject to the express terms of any series of Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders.

      SECTION 4.03.     Series A Preferred Stock. (a) The rights, preferences and limitations of the Series A Preferred Stock are set forth in the Certificate of Designations of the Powers, Preferences and Other Special Rights of the Series A Preferred Stock and the Qualifications, Limitations and Restrictions Thereof, which is attached hereto as Exhibit A.

      SECTION 4.04.     Preferred Stock. (a) The Board is authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable provisions of the DGCL (a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, with such designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board (as such resolutions may be amended by a resolution or resolutions subsequently adopted by the Board), and as are not stated and expressed in this Certificate including, but not limited to, determination of any of the following:

(i) the distinctive designation of the series, whether by number, letter or title, and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding and except where otherwise provided in the applicable Preferred Stock Certificate of Designation) from time to time by action of the Board;

(ii) the dividend rate and the times of payment of dividends, if any, on the shares of the series, whether such dividends will be cumulative, and if so, from what date or dates, and the relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of stock;

(iii) the price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of either the holder or the Corporation;

(iv) whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

(v) whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(vi) the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(vii) whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class of stock in any respect, or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class of stock, restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class of stock ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

(viii) whether the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Certificate, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised of such series or of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter; and

(ix) any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.

      (b) Voting Rights. Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board in the applicable Preferred Stock Certificate of Designation as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meeting of stockholders.

      (c) Dividends. Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

      (d) Preference on Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the Board to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein or in the applicable Preferred Stock Certificate of Designation.

      (e) Redemption. The Corporation, at the option of the Board, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed in the applicable Preferred Stock Certificate of Designation for such series.

      (f) Certificate of Designations. For all purposes, this Certificate shall include each certificate of designation, if any, setting forth the terms of a series of Preferred Stock.

      (g) Authorized Shares. Subject to the rights, if any, of the holders of any series of Preferred Stock set forth in a certificate of designation, an amendment of this Certificate to increase or decrease the number of authorized shares of any series of Preferred Stock (but not below the number of shares thereof then outstanding) may be adopted by resolution adopted by the Board and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation, and all other outstanding shares of stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL or any similar provisions hereafter enacted, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class, and no vote of the holders of any series of Preferred Stock, voting as a separate class, shall be required therefore.

ARTICLE V

BOARD OF DIRECTORS

      SECTION 5.01.     Election of Directors. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Except as may be provided in this Certificate or in a Preferred Stock Certificate of Designation, if any, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes.

      SECTION 5.02.     Number of Directors. The number of directors on the Board shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board or the stockholders.

      SECTION 5.03.     Classified Board. The Board, other than those who may be elected by the holders of any series of Preferred Stock, if any, shall be and is divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 2004, each initial director in Class II shall hold office until the annual meeting of stockholders in 2005, and each initial director in Class III shall hold office until the annual meeting of stockholders in 2006. Notwithstanding the foregoing provisions of this Section 5.03, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal from office.

      SECTION 5.04.     Nominations. Subject to the rights of holders of any series of Preferred Stock or any other class of stock of the Corporation (other than the Common Stock) then outstanding, nominations for the election of directors may be made by the affirmative vote of a majority of the entire Board or, subject to Article VI, Section 6.04, by any stockholder of record entitled to vote generally in the election of directors.

      SECTION 5.05.     Removal. No director who is part of any particular class of directors may be removed except both for cause and with the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as a single class. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier death, resignation or removal from office and (b) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board among the three classes of directors so as to maintain such classes as nearly equal as possible.

      SECTION 5.06.     Vacancies. Subject to the rights of the holders of any series of Preferred Stock or any other class of stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board for any reason, including by reason of any increase in the number of directors, shall, if occurring prior to the expiration of the term of office of the class in which such vacancy occurs, be filled only by the Board, acting by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, and any directors so elected shall hold office until the next election of the class for which such directors have been elected and until their successors are duly elected and qualified.

      SECTION 5.07.     Directors’ Meetings, Consents and Elections. Meetings of the Board and of any committee thereof may be held outside the State of Delaware if the Bylaws so provide. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting as provided by statute, if the Bylaws of the Corporation so provide.

ARTICLE VI

STOCKHOLDERS

      SECTION 6.01.     Cumulative Voting. No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting.

      SECTION 6.02.     No Preemptive Rights. Except for rights issued pursuant to Article VIII hereof, no stockholder of the Corporation shall have any preemptive or preferential right, nor be entitled to such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or series, whether issued for money or for consideration other than money, or of any issue of securities convertible into stock of the Corporation.

      SECTION 6.03.     Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied. Special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution duly adopted by a majority of the members of the Board, and the ability of the stockholders to call a special meeting of stockholders of the Corporation is specifically denied.

      SECTION 6.04.     Notice. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      SECTION 7.01.     Limitation on Liability. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the DGCL. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VII, Section 7.01 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

      SECTION 7.02.     Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

      (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      SECTION 7.03.     Expenses. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.02 of this Article VII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

      SECTION 7.04.     Miscellaneous. (a) Any indemnification under Section 7.02 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in such Section 7.02. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

      (a) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation authorized in this Article VII. Such expenses (including attorneys’ fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

      (b) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

      (c) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.

      (d) For purposes of this Article VII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      (e) For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves service by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries, and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VIII

STOCKHOLDER RIGHTS

      SECTION 8.01.     Stockholder Rights. The Board is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued shall be determined by the Board and set forth in the contracts or instruments that evidence such rights. The authority of the Board with respect to such rights shall include, but not be limited to, determination of the following:

(a) the initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

(b) provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or securities of the Corporation;

(c) provisions which adjust the number or exercise price of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereof of the obligations of the Corporation under such rights;

(d) provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

(e) provisions which permit the Corporation to redeem such rights; and

(f) the appointment of a rights agent with respect to such rights.

ARTICLE IX

BUSINESS COMBINATIONS

      SECTION 9.01.     Section 203 of the DGCL. The Corporation shall be governed by the provisions contained in Section 203 of the DGCL regarding restrictions on business combinations with interested stockholders.

      SECTION 9.02.     Other Constituencies. The Board, when evaluating any offer of another party to (i) purchase or exchange any securities or property for any outstanding equity securities of the Corporation, (ii) merge or consolidate the Corporation with another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration not only to the price or other consideration being offered but also to all other relevant factors, including without limitation the financial and managerial resources and future prospects of the other party, the possible effects on the business of the Corporation and its subsidiaries and on the employees, customers, suppliers and creditors of the Corporation and its subsidiaries and the effects on the communities in which the Corporation’s facilities are located.

ARTICLE X

TRANSACTION WITH DIRECTORS AND OFFICERS

      SECTION 10.01.     Transaction With Directors and Officers. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are know to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction.

ARTICLE XI

AMENDMENTS

      SECTION 11.01.     Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation without the assent or vote of the stockholders of the Corporation. The stockholders may, at any annual or special meeting of the stockholders of the Corporation, duly called and upon proper notice thereof, make, alter, amend or repeal the Bylaws by the affirmative vote by the holders of not less than 80% of the shares of stock entitled to vote generally in the election of directors.

      SECTION 11.02.     Certificate. The Corporation reserves the right to amend, alter, change or repeal the provisions in this Certificate and in any certificate amendatory hereof in the manner now or hereafter prescribed by law, and all rights conferred in this Certificate on stockholders, directors and officers are subject to this reserved power; provided, however, that the affirmative vote of the holders of record of outstanding shares representing at least 80% of the voting power of all of the shares of stock of the

Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change, or repeal any provision of, or to adopt any provision or provisions inconsistent with Section 4.04 of Article IV, Section 5.03 of Article V, Section 5.05 of Article V, Section 5.06 of Article V, Section 6.03 of Article VI, Section 6.04 of Article VI, Article VII, Section 9.01 of Article IX, Section 9.02 of Article IX or this Section 11.02 of Article XI of this Certificate unless such amendment, alteration, repeal or adoption of any inconsistent provision or provisions is declared advisable by the Board by the affirmative vote of at least 75% of the entire Board, notwithstanding the fact that a lesser percentage may be specified by the DGCL.